EXHIBIT 99.1

Pattern to Host Third Quarter 2013 Results Conference Call

SAN FRANCISCO, Oct. 29, 2013 (GLOBE NEWSWIRE) -- Pattern Energy Group Inc. (Nasdaq:PEGI) (TSX:PEG) today announced that it will release its third quarter 2013 financial results on Tuesday, November 5, 2013, prior to market open. The Company will subsequently hold a conference call that same day, Tuesday, November 5, 2013, at 10:30 am Eastern Time hosted by Mr. Michael Garland, President and Chief Executive Officer, and Mr. Michael Lyon, Chief Financial Officer. A question and answer session will follow the corporate update.

CONFERENCE CALL DETAILS
DATE:	Tuesday, November 5, 2013
TIME:	10:30 am ET
DIAL-IN NUMBER:	(647) 427-7450 or (888) 231-8191
TAPED REPLAY:	(416) 849-0833 or (855) 859-2056
REFERENCE NUMBER:	93686017

A link to the live audio webcast of the conference call will also be available in the investor section of Pattern's website at www.patternenergy.com. Please connect at least 15 minutes prior to the conference call to ensure adequate time for any software download that may be required to hear the webcast. An archived webcast will be available for one year.

About Pattern

Pattern Energy Group Inc. ("Pattern") is a premium independent power company listed on the NASDAQ ("PEGI") and Toronto Stock Exchange ("PEG"). Pattern owns and operates eight wind power projects in the United States, Canada and Chile that use proven, best-in-class technology. The wind projects have a total owned capacity of 1,041 MW and were developed by Pattern's parent company, Pattern Energy Group LP (Pattern Development), a leader in wind energy. Our wind projects generate stable long-term cash flows in attractive markets and provide a solid foundation for the continued growth of our business. For more information, visit us online at www.patternenergy.com.

CONTACT: Media relations
         Matt Dallas
         917-363-1333
         matt.dallas@patternenergy.com

         Investor Relations
         Ross Marshall
         416-815-0700 (Ext.238)
         rmarshall@tmxequicom.com